Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 21, 2014, amends the Credit Agreement (the “Credit Agreement”) dated as of June 7, 2013 among PHILLIPS 66 PARTNERS LP, a Delaware limited partnership (the “Borrower”), PHILLIPS 66 PARTNERS HOLDINGS LLC, a Delaware limited liability company (the “Initial Guarantor”), the lenders party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
Preliminary Statement: The parties desire to amend the Credit Agreement to (i) extend the Commitment Termination Date, (ii) amend the Leverage-Based Pricing Grid and the Ratings-Based Pricing Grid, (iii) increase the aggregate Commitments to $500,000,000, and (iv) make certain other amendments as provided herein. Therefore, the parties hereto agree as follows:
Defined Terms; References. Unless otherwise defined in this Amendment, each capitalized term used but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Amendment. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after the Amendment Effective Date, refer to the Credit Agreement as amended hereby.
I.     AMENDMENT
Effective as of the Amendment Effective Date (as defined in Section 3.1 below), the Credit Agreement is amended as follows:
1.1    Extension of Maturity. The definition of “Commitment Termination Date” in Section 1.1 of the Credit Agreement is amended by deleting the words “the fifth anniversary of the Closing Date” and replacing them with “November 21, 2019”.
1.2    Amended Pricing Grids.
(a)    The Leverage-Based Pricing Grid (set forth in Annex A to the Credit Agreement) is deleted and replaced by the Leverage-Based Pricing Grid set forth below. The Leverage-Based Pricing Grid set forth below shall apply to interest and fees accruing under the Credit Agreement on and after the Amendment Effective Date. The Leverage-Based Pricing Grid in effect prior to the Amendment Effective Date shall continue to apply to interest and fees accruing under the Credit Agreement before the Amendment Effective Date.

	Level 1	Level 2	Level 3	Level 4	Level 5
Consolidated Leverage Ratio	≤ 2.75:1.00	> 2.75:1.00 but ≤ 3.25:1.00	> 3.25:1.00 but ≤ 3.75:1.00	> 3.75:1.00 but ≤ 4.25:1.00	> 4.25:1.00
Applicable Margin for Eurodollar Loans	1.125%	1.250%	1.375%	1.500%	1.750%
Applicable Margin for Reference Rate Loans	0.125%	0.250%	0.375%	0.500%	0.750%
Commitment Fee	0.150%	0.175%	0.200%	0.250%	0.300%

(b)    The Ratings-Based Pricing Grid (set forth in Annex B to the Credit Agreement) is deleted and replaced by the Ratings-Based Pricing Grid set forth below.

	Level 1	Level 2	Level 3	Level 4	Level 5
Designated Ratings	A or A2 (or above)	A- or A3	BBB+ or Baa1	BBB or Baa2	Equal to or lower than BBB- or Baa3
Applicable Margin for Eurodollar Loans	0.875%	1.000%	1.125%	1.250%	1.500%
Applicable Margin for Reference Rate Loans	0.000%	0.000%	0.125%	0.125%	0.500%
Commitment Fee	0.080%	0.100%	0.125%	0.175%	0.200%

1.3    Increased Commitments; Amended Schedule I.
(a)    The definition of “Commitment” is amended by revising the proviso at the end to read as follows: “provided that the Commitments shall not at any time exceed (x) $500,000,000 in the aggregate, or (y) after any Commitment increase pursuant to Section 2.4(b), the aggregate amount of the Commitments as so increased, but in no event more than $750,000,000.”
(b)    Schedule I of the Credit Agreement is amended in its entirety to read as set forth on Schedule I attached hereto (“Schedule I”).
(c)    Section 2.4(b) of the Credit Agreement is amended by deleting “$500,000,000” and replacing it with “$750,000,000”.
1.4    Other Amendments. Other provisions of the Credit Agreement (other than amendments to Article 2 and Section 1.1) are amended as set forth on Annex A attached hereto, certain provisions of Article 2 (Amount and Terms of Commitments) of the Credit Agreement are amended as set forth on Annex B attached hereto and Section 1.1 (Defined Terms) of the Credit Agreement is amended as set forth on Annex C attached hereto.
II.    REPRESENTATIONS AND WARRANTIES
Each Loan Party hereby represents and warrants that:
(c)    prior to and after giving effect to this Amendment, the representations and warranties of such Loan Party (other than those representations and warranties that were made only on the Closing Date or the Availability Date) set forth in the Credit Agreement are true and correct in all material respects (provided that the foregoing materiality qualifier shall not be applicable to the representations and warranties that are subject to a materiality qualifier in the text thereof);
(d)    this Amendment has been duly authorized, executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as may be limited by general principles of equity, by concepts of reasonableness or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

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(e)    prior to and immediately after giving effect to this Amendment, no Default or Event of Default exists on and as of the date hereof.
III.     CONDITIONS TO EFFECTIVENESS
3.1    Effectiveness. This Amendment shall be effective on the date that the following conditions precedent shall have been satisfied (the “Amendment Effective Date”):
(d)    The Administrative Agent shall have received the following, each dated as of the Amendment Effective Date:
(i)    counterparts of this Amendment, executed by the Administrative Agent, the Swing Line Lender, each Issuing Bank, each Lender with a Commitment under the Credit Agreement as amended hereby, and each Loan Party;
(ii)    a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the authorization of such Loan Party to execute each Loan Document to which such Loan Party is party, (B) the charter, bylaws or other organizational documents of such Loan Party (or certification that the organizational documents delivered on the Availability Date have not been modified), and (C) the names and true signatures of the officers executing any Loan Document on behalf of such Loan Party on the Amendment Effective Date, and otherwise in form and substance reasonably satisfactory to the Administrative Agent;
(iii)    a certificate, in form and substance reasonably satisfactory to the Administrative Agent, signed by a Financial Officer of the Borrower certifying that (A) no Default or Event of Default has occurred and is continuing, and (B) each of the representations and warranties made by each Loan Party in the Credit Agreement (other than those representations and warranties that were made only on the Closing Date or the Availability Date) are true and correct in all material respects (provided that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof);
(iv)    favorable written opinions, reasonably satisfactory to the Administrative Agent, each of Bracewell & Giuliani LLP, counsel to the Loan Parties, and of in-house counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders, covering such matters relating to the Loan Parties and the Loan Documents as the Administrative Agent shall reasonably request; and
(v)    on or before the date that is five days prior to the Amendment Effective Date (or such later date as the Administrative Agent shall reasonably agree) all documentation and other information required by regulatory authorities with respect to the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested by the Administrative Agent a reasonable period in advance of the date that is five days prior to the Amendment Effective Date.
(e)    (i) The Borrower shall have paid to each Departing Lender (as defined in Section 4.1 below) unpaid accrued interest, unpaid accrued Commitment Fees, and other amounts payable to such Departing Lender under the Credit Agreement, (ii) the Borrower shall have paid to each other Lender unpaid accrued Commitment Fees, and (iii) in the event that there are outstanding Loans under the Credit Agreement, each Departing Lender shall have received (or the Administrative Agent shall have received for the account of such Departing Lender), pursuant to the assignment described in Article IV of this Amendment, the amount due to such Departing Lender in respect of principal of such Loans.

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(f)    The Borrower shall have paid fees and expenses that are required to be paid or reimbursed by the Borrower pursuant to the Loan Documents or pursuant to the commitment letter or the Fee Letters executed in connection with this Amendment on or before the Amendment Effective Date, in each case to the extent invoiced at least one (1) Business Day prior to the Amendment Effective Date.
Without limiting the generality of the provisions of Section 8.3(c) of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Amendment shall be deemed to be satisfied with each document or other matter required hereunder to be satisfactory to such Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.
IV.     REALLOCATION AND INCREASE OF COMMITMENTS
4.1    Reallocation and Increase of Commitments; New Lender(s). The Lenders agree among themselves to reallocate their respective outstanding Loans and Commitments, as set forth on Schedule I, to, among other things, (a) permit one or more of the Lenders to increase their respective Commitments under the Credit Agreement (each, an “Increasing Lender”), and (b) allow certain additional Persons who qualify as Purchasing Lenders to become parties to the Credit Agreement, each as a Lender (each, a “New Lender”) by acquiring an interest in the Commitments. “Departing Lenders” means Lenders, if any, that desire to assign all of their rights and obligations as Lenders under the Credit Agreement to the other Lenders and to no longer be parties to the Credit Agreement.
4.2    Assignment by Certain Lenders. Each of the Administrative Agent, the Swing Line Lender, the Issuing Banks, and the Borrower consents to (a) the reallocation of the Commitments as set forth on Schedule I, (b) the reallocation of the outstanding Loans in accordance with each Lender’s Commitment Percentage as set forth on Schedule I, (c) the increase in each Increasing Lender’s Commitment as set forth on Schedule I, (d) each Departing Lender’s assignment of its rights and obligations under the Credit Agreement to the Increasing Lenders and the New Lenders, to the extent needed to achieve the Commitment levels set forth on Schedule I, and (e) each New Lender’s acquisition of an interest in the Commitments as set forth on Schedule I. On the Amendment Effective Date and after giving effect to such reallocation and increase of the Commitments, the Commitment and Commitment Percentage of each Lender shall be as set forth on Schedule I and the Commitment of each Departing Lender shall terminate.
4.3    Assignment Terms. The reallocation of the Commitments among the Lenders (including the New Lenders), including the assignment by the Departing Lenders of their rights and obligations under the Credit Agreement to the Lenders, shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit D to the Credit Agreement as if such Lenders and the Departing Lenders had executed an Assignment and Assumption with respect to such reallocation. The Administrative Agent hereby waives the processing and recordation fees set forth in Section 9.6(c) of the Credit Agreement with respect to the assignments and reallocations contemplated by this Section 4.3.
V.     AFFIRMATION AND RATIFICATION
Each Loan Party hereby (a) agrees and acknowledges that the execution, delivery, and performance of this Amendment shall not in any way release, diminish, impair, reduce, or, except as expressly stated herein, otherwise affect its obligations under the Loan Documents to which it is a party, which Loan Documents shall remain in full force and effect, (b) ratifies and affirms its obligations under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party, and (c) acknowledges, renews and extends its continued liability under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party. The Initial Guarantor expressly ratifies the Subsidiary Guarantee and

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ratifies and confirms that the Subsidiary Guarantee remains in full force and effect, including with respect to the Obligations as amended hereby.
VI.     MISCELLANEOUS
This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed and interpreted in accordance with the law of the State of New York. The provisions of Sections 9.10 (Jurisdiction; Venue) and 9.13 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated by reference. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. Except as otherwise expressly provided by this Amendment, all of the provisions of the Credit Agreement shall remain the same.
[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.
BORROWER:
PHILLIPS 66 PARTNERS LP

By PHILLIPS 66 PARTNERS GP LLC,
its General Partner

By: /s/ Brian R. Wenzel
Name: Brian R. Wenzel
Title: Vice President and Treasurer

INITIAL GUARANTOR:
PHILLIPS 66 PARTNERS HOLDINGS LLC

By: /s/ Brian R. Wenzel
Name: Brian R. Wenzel
Title: Vice President and Treasurer

Signature Page to First Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Swing Line Lender
and a Lender

By:    /s/ Muhammad Hasan
Name: Muhammad Hasan
Title: Vice President

Signature Page to First Amendment to Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:/s/ Patricia J. Dundee
Name: Patricia Dundee
Title: Authorised Signatory

Signature Page to First Amendment to Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., as a Lender

By:    /s/ Maria Ferradas
Name: Maria Ferradas
Title: Vice President

Signature Page to First Amendment to Credit Agreement

DNB CAPITAL LLC,
as a Lender

By:    /s/ Joe Hykle
Name: Joe Hykle
Title: Senior Vice President

By:    /s/ Asulv Tvelt
Name: Asulv Tvelt
Title: Vice President

Signature Page to First Amendment to Credit Agreement

MIZUHO BANK, LTD,
as an Issuing Bank and a Lender

By:    /s/ Leon Mo
Name: Leon Mo
Title: Authorized Signatory

Signature Page to First Amendment to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as an Issuing Bank and a Lender

By:    /s/ Sandra Aultman
Name: Sandra Aultman
Title: Managing Director

Signature Page to First Amendment to Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender

By:    /s/ Joseph Scott
Name: Joseph Scott
Title: Director

Signature Page to First Amendment to Credit Agreement

BARCLAYS BANK PLC,
as a Lender

By:    /s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

Signature Page to First Amendment to Credit Agreement

CITIBANK, N.A.,
as a Lender

By:    /s/ Eamon Baqui
Name: Eamon Baqui
Title: Vice President

Signature Page to First Amendment to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:    /s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By:    /s/ Whitney Gaston
Name: Whitney Gaston
Title: Authorized Signatory

Signature Page to First Amendment to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:    /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

By:    /s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

Signature Page to First Amendment to Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:    /s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

Signature Page to First Amendment to Credit Agreement

MORGAN STANLEY BANK, N.A.,
as a Lender

By:    /s/ Michael King
Name: Michael King
Title: Authorized Signatory

Signature Page to First Amendment to Credit Agreement

ROYAL BANK OF CANADA,
as a Lender

By:    /s/ Don J. McKinnerney
Name: Don J. McKinnerney
Title: Authorized Signatory

Signature Page to First Amendment to Credit Agreement

WELLS FARGO BANK, N.A.,
as a Lender

By:    /s/ Jeff Cobb
Name: Jeff Cobb
Title: Vice President

Signature Page to First Amendment to Credit Agreement

SCHEDULE I
SCHEDULE I
COMMITMENTS

Lender	Commitment
The Royal Bank of Scotland plc	$33,333,333.36
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$33,333,333.35
DNB Capital LLC	$33,333,333.33
JPMorgan Chase Bank, N.A.	$33,333,333.33
Mizuho Bank, LTD	$33,333,333.33
PNC Bank, National Association	$33,333,333.33
Bank of America, N.A.	$33,333,333.33
Barclays Bank PLC	$33,333,333.33
Citibank, N.A.	$33,333,333.33
Credit Suisse AG, Cayman Islands Branch	$33,333,333.33
Deutsche Bank AG New York Branch	$33,333,333.33
Goldman Sachs Bank USA	$33,333,333.33
Morgan Stanley Bank, N.A.	$33,333,333.33
Royal Bank of Canada	$33,333,333.33
Wells Fargo Bank, N.A.	$33,333,333.33
Total	$500,000,000.00

Schedule I

ANNEX A
OTHER AMENDMENTS
1.    Amendment to Section 3.14. Section 3.14 of the Credit Agreement is amended in its entirety to read as follows:
“Section 3.14    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or proceeds of any Loan or Letter of Credit will be used in violation of Section 5.8(b).”
2.    Amendment to Section 5.1(c) (Financial Reporting Requirements). Section 5.1(c) of the Credit Agreement is amended by (a) deleting “10 days” and replacing it with “10 Business Days” and (b) deleting “from and after the Investment Grade Rating Date,”.
3.    Amendment to Section 5.8 (Use of Proceeds). Section 5.8 of the Credit Agreement is amended by designating the existing provisions of such Section as subsection (a) and by adding a new subsection (b) at the end of such section to read as follows: “(b) Neither the Borrower nor any Subsidiary of the Borrower will, directly or, to the knowledge of the Borrower, indirectly, use or lend, contribute, provide or otherwise make available the proceeds of any Loan or any Letter of Credit to any Subsidiary, joint venture partner, or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, in violation of Anti-Corruption Laws or (ii) to fund any activity or business in, of or with, any Sanctioned Country or to fund any activity or business of or with any Person located, organized or residing in any Sanctioned Country or who is the subject of any Sanctions to the extent that any such activity or business, or the funding of any such activity or business, would be in violation of the Sanctions or prohibited for a U.S. Person pursuant to Sanctions.”
4.    Amendment to Section 6.1 (Liens). Section 6.1(b)(viii) of the Credit Agreement is amended by deleting the reference to “Section 6.3(b)(ii)” therein and replacing it with “Section 6.3(c)”.
5.    Amendment to Section 6.2(a) (Fundamental Changes). Section 6.2(a) of the Credit Agreement is amended in its entirety to read as follows:
(a)    Neither the Borrower nor any Required Guarantor will (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer (in one transaction or in a series of transactions) all or substantially all of its assets to any other Person; provided that (A) any Person may consolidate or merge with or into the Borrower in a transaction in which the Borrower is the surviving Person; (B) any Required Guarantor may merge into or consolidate with or sell, lease or otherwise transfer all or substantially all of its assets to the (x) Borrower or (y) a Restricted Subsidiary, provided that any such merger, consolidation, sale, lease or other transfer by the Initial Guarantor pursuant to this clause (y) shall be with, into or to a Guarantor or a Restricted Subsidiary that becomes a Guarantor contemporaneously with such merger, consolidation, sale, lease or other transfer; and (C) any

Annex A – page 1

Required Guarantor may merge into, or consolidate with, any Person other than the Borrower or a Restricted Subsidiary if (x) such Required Guarantor is the surviving entity or (y) such other Person is the surviving entity and becomes a Restricted Subsidiary and a Guarantor contemporaneously with such merger or consolidation.
6.    Amendment to Section 6.2(b) (Dispositions). Section 6.2(b) of the Credit Agreement is amended by adding the following at the beginning thereof: “Prior to the Investment Grade Rating Date,”
7.    Amendments to Section 6.3 (Indebtedness; Securitization Transactions; Sale/Leaseback Transactions).
(a)    Section 6.3(a)(i) of the Credit Agreement is amended in its entirety to read “[Intentionally Deleted]”.
(b)    Section 6.3(b) of the Credit Agreement is amended as follows:

◦	at the beginning of such Section the words “From and after the Investment Grade Rating Date:” are deleted and replaced with the words “From and after the First Amendment Effective Date:”

◦	In Section 6.3(b)(i), the following words are deleted: “beginning with the last day of the fiscal quarter in which the Investment Grade Rating Date occurs,”
(c)    Section 6.3(b)(ii) of the Credit Agreement (Securitization Transactions) is renumbered as Section 6.3(c), and the following words are added at the beginning of such subsection: “From and after the Investment Grade Rating Date,”.
8.    Amendment to Section 6.9 (Consolidated Leverage Ratio). Section 6.9 of the Credit Agreement is amended in its entirety to read as follows:
“Section 6.9 Consolidated Leverage Ratio. (a) Prior to the Investment Grade Rating Date, the Borrower shall maintain, as of the last day of each fiscal quarter, a Consolidated Leverage Ratio of no greater than (x) during an Acquisition Period, 4.5 to 1.0 and (y) at all other times, 4.0 to 1.0.
(b)    From and after the Investment Grade Rating Date, the Borrower shall maintain, as of the last day of each fiscal quarter commencing with the last day of the fiscal quarter in which the Investment Grade Rating Date occurs, a Consolidated Leverage Ratio of no greater than (x) during an Acquisition Period, 5.5 to 1.0 and (y) at all other times, 5.0 to 1.0.
(c)    For purposes of calculating compliance with the foregoing Consolidated Leverage Ratio, Consolidated EBITDA may include, at the Borrower's option, any Qualified Project EBITDA Adjustments as provided in the definition thereof.”
9.    Amendments to Article 7 (Events of Default). Clause (e)(i) and Clause (g) of Article 7 of the Credit Agreement are each amended by deleting “$50,000,000” and replacing it with “$75,000,000”.

Annex A – page 2

10.    Amendment to Section 9.2(a) (Notices). Section 9.2(a) of the Credit Agreement is amended by amending the notice addresses for the Borrower and the Guarantors to read as follows:
Phillips 66 Partners LP
3010 Briarpark Drive, RW-01-1058
Houston, Texas 77042
Attention: Brian R. Wenzel, Vice President and Treasurer
Phone: (844) 619-3588
Fax: (918) 977-9634
Email: debtcompliance2@p66.com

With a copy to:

Phillips 66 Partners LP
3010 Briarpark Drive, PWC-08-8205
Houston, Texas 77042
Attention: Janet Greene, Senior Counsel – Finance and Treasury
Phone: (832) 765-1240
Fax: (918) 977-9618
Email: Janet.Greene@p66.com

11.    Amendments to Section 9.6 (Successors and Assigns; Participants; Purchasing Lenders).
(a)    The first sentence of Section 9.6(c) of the Credit Agreement is amended by deleting the phrase “(other than the Borrower or any of its Affiliates)” and replacing it with “(other than the Borrower, any of its Affiliates or a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person))”.
(b)    Section 9.6 of the Credit Agreement is amended by adding the following new subsection (j) to the end, as follows: “(j)    Notwithstanding anything to the contrary contained herein, if at any time any Issuing Bank assigns all of its Commitment and Loans pursuant to clause (c) of this Section 9.6, such Issuing Bank, may, upon 30 days’ notice to the Borrower and the Lenders, resign as an Issuing Bank. Such resigning Issuing Bank shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all L/C Obligations with respect thereto.”
12.    Amendment to Article 9 (Miscellaneous). Article 9 of the Credit Agreement is amended by adding the following new Section 9.20 to the end, as follows:
“Section 9.20 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b)

Annex A – page 3

in connection with the process leading to such transaction, the Administrative Agent and the Lenders are and have been acting solely as principals and not as the financial advisors, agents or fiduciaries, for the Borrower or any of its Affiliates; (c) the Administrative Agent and the Lenders have not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Lender advised or is currently advising the Borrower or any of its Affiliates on other matters) and the Administrative Agent and the Lenders have no obligation to the Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (d) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and the Administrative Agent and the Lenders have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship.”

Annex A – page 4

ANNEX B
AMENDMENTS TO ARTICLE 2 OF THE CREDIT AGREEMENT
1.    Amendment to Section 2.3(b) (Procedure for Revolving Credit Borrowing). Section 2.3(b) of the Credit Agreement is amended by adding the following to the end of the last sentence thereof: “within one (1) hour of receipt by the Administrative Agent”.
2.    Amendment to Section 2.10 (Computation of Interest and Fees). Each of Section 2.10(c), Section 2.10(d) and Section 2.10(e) of the Credit Agreement is amended in its entirety to read “[Intentionally Deleted]”.
3.    Amendment to Section 2.11(a)(i) (Inability to Determine Interest Rate; Illegality). Section 2.11(a)(i) of the Credit Agreement is amended in its entirety to read “[Intentionally Deleted]”.
4.    Amendment to Section 2.14(b) (Other Costs; Increased Costs). Section 2.14(b) of the Credit Agreement is amended by changing the phrase “Eurodollar Loan” to “Loan”.
5.    Amendments to Section 2.15 (Taxes). Section 2.15 of the Credit Agreement is amended by deleting each reference to “withholding agent” and replacing each such reference with “Withholding Agent”, and by adding the following new clause (i) to the end:
“(i)    For purposes of determining withholding Taxes imposed under FATCA, from and after the First Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”
6.    Amendments to Section 2.20(a) (L/C Commitment). Section 2.20(a) of the Credit Agreement is amended by revising the first sentence thereof to read as follows:
“Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Lenders set forth in Section 2.20(e), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower or any of its Subsidiaries or Affiliates on any Business Day during the period from the Availability Date to the Commitment Termination Date of such Issuing Bank in such form as may be approved from time to time by such Issuing Bank; provided that no Issuing Bank shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) without the consent of the applicable Issuing Bank, (A) in the case of any Principal Issuing Bank, the L/C Obligations with respect to Letters of Credit issued by such Principal Issuing Bank would exceed $25,000,000 or such other amount (not to exceed, when added to the Letter of Credit commitments of all other Issuing Banks, the L/C Sublimit) as may be agreed to by such Principal Issuing Bank and the Borrower in writing from time to time (with prompt notice to the Administrative Agent), and (B) in the case of any other Issuing Bank, the L/C Obligations with respect to Letters of Credit issued by such Issuing Bank would exceed such amount (not to exceed, when added to the Letter of Credit commitments of all other Issuing Banks, the L/C Sublimit) as may be agreed to by such Issuing Bank and the Borrower in writing from time to time (with prompt notice to the Administrative Agent), (ii) the outstanding amount of L/C Obligations would exceed the L/C Sublimit or the aggregate principal amount of the Total Extensions of Credit would exceed the aggregate amount of the Commitments, or (iii) in the event that the Commitment Termination Date shall have been extended pursuant to Section 2.21 with respect to some but not all of the Lenders, the portion of the L/C Obligations attributable to Letters of Credit with expiry dates after any Existing Commitment Termination Date will exceed the portion of the aggregate Commitments attributable

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to the Commitments of the Lenders with respect to which the Commitment Termination Date shall have been extended beyond such Existing Commitment Termination Date.”
7.    Amendment to Section 2.21(a) (Extension of Commitment Termination Date). The first sentence of Section 2.21(a) of the Credit Agreement is amended by (a) deleting the phrase “anniversary of the Availability Date” and replacing it with “anniversary of the First Amendment Effective Date” and (b) revising the proviso at the end thereof to add the following at the end before the period: “at any time after the First Amendment Effective Date”.

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ANNEX C
AMENDMENTS TO DEFINED TERMS
1.    New Defined Terms. The following defined terms are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“First Amendment”: the First Amendment to Credit Agreement dated as of November 21, 2014 by and among the Borrower, the Initial Guarantor, the Administrative Agent, and the Lenders party thereto.
“First Amendment Effective Date”: the “Amendment Effective Date” as such term is defined in the First Amendment, which date is November 21, 2014.
“Interpolated Rate”: at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“L/C Sublimit”: $150,000,000.
“Phillips 66”: Phillips 66, a Delaware corporation.
“Sanctioned Country”: at any time, a country or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state in which the Borrower or any of its Subsidiaries conducts business, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state in which the Borrower or any of its Subsidiaries conducts business or Her Majesty’s Treasury of the United Kingdom.
“Withholding Agent”: any Loan Party and the Administrative Agent.

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2.    Amendments to Certain Defined Terms. The following definitions are amended as follows:
(a)    “ABR”. The definition of “ABR” is amended by adding the following proviso at the end of the first sentence: “provided that, the Eurodollar Rate for any day shall be based on the Eurodollar Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floor set forth therein”.
(b)    “Acquisition Period” - “Specified Acquisition”. The definition of “Specified Acquisition” (defined within the definition of “Acquisition Period”) is amended by adding a new clause (y) so that such definition, as amended, reads in its entirety to read as follows:
“Specified Acquisition” means any one or more transactions (i) pursuant to which the Borrower or any Restricted Subsidiary acquires for an aggregate purchase price of not less than $50,000,000 (x) more than 50% of the Equity Interests in any other Person, (y) 50% or less of the Equity Interests in any other Person and after giving effect to such acquisition 50% or more of the Equity Interests in such other Person is owned directly or indirectly by the Borrower and/or by Phillips 66, or (z) other property or assets (other than acquisitions of Equity Interests of a Person, capital expenditures and acquisitions of inventory or supplies in the ordinary course of business) of, or of an operating division or business unit of, any other Person, and (ii) which is designated by the Borrower (by written notice to the Administrative Agent) as a “Specified Acquisition”.
(c)    Applicable Margin”. The definition of “Applicable Margin” is amended in its entirety to read as follows:
“Applicable Margin”: for each Type of Revolving Credit Loan, (a) at all times prior to receipt by the Administrative Agent of the Designated Rating Notice, the applicable rate per annum set forth in the Leverage-Based Pricing Grid based upon the Consolidated Leverage Ratio and (b) at all times from and after the Investment Grade Rating Date and receipt by the Administrative Agent of the Designated Rating Notice, the applicable rate per annum set forth in the Ratings-Based Pricing Grid based upon the Designated Rating. As used above, “Designated Rating Notice” means a notice from the Borrower to the Administrative Agent that the Borrower elects the Ratings-Based Pricing Grid, provided that the Borrower has an Investment Grade Rating at the time of such notice.”
(d)     “Capital Lease Obligations”. The definition of “Capital Lease Obligations” is amended by revising the proviso at the end to read as follows: “provided that, for all purposes under this Agreement, any lease that would have been considered an operating lease under the provisions of GAAP in effect as of December 31, 2013 shall be treated as an operating lease in a manner consistent with the treatment of such leases under the provisions of GAAP in effect as of December 31, 2013 notwithstanding any modifications or interpretive changes thereto that may occur thereafter”.
(e)    “Co-Documentation Agents”. The definition of “Co-Documentation Agents” is amended in its entirety to read as follows: “Co-Documentation Agents”: collectively, DNB Bank ASA, New York Branch, Mizuho Corporate Bank, LTD. and PNC Bank, National Association.
(f)    “Co-Syndication Agents”. The definition of “Co-Syndication Agents” is amended in its entirety to read as follows: “Co-Syndication Agents”: collectively, The Royal Bank of Scotland plc and The Bank of Tokyo-Mitsubishi UFJ, Ltd.
(g)    “Consolidated EBITDA”. The second paragraph of the definition of “Consolidated EBITDA” is amended by adding a new clause (y), so that such paragraph, as amended, reads in its entirety as follows:

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“In the event the Borrower or any of its Restricted Subsidiaries acquires (x) more than 50% of the Equity Interests in any other Person, (y) 50% or less of the Equity Interests in any other Person and after giving effect to such acquisition 50% or more of the Equity Interests in such other Person is owned directly or indirectly by the Borrower and/or by Phillips 66, or (z) other property or assets (other than acquisitions of Equity Interests of a Person, capital expenditures and acquisitions of inventory or supplies in the ordinary course of business) of, or of an operating division or business unit of, any other Person, at the Borrower’s option, Consolidated EBITDA for the relevant period shall be calculated after giving effect, on a pro forma basis, to such acquisition as if such acquisition occurred on the first day of the period. Any such pro forma adjustments shall be calculated in good faith by the Borrower and shall be supported by reasonably detailed calculations furnished together with the compliance certificate delivered pursuant to Section 5.1(c) for the applicable period.”
(h)    “Designated Arrangers”. The definition of “Designated Arrangers” is amended in its entirety to read as follows: “Designated Arrangers”: collectively, RBS Securities Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd.
(i)    “Eurodollar Rate”. The definition of “Eurodollar Rate” is amended in its entirety to read as follows:
“Eurodollar Rate”: with respect to any Eurodollar Loan for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the Eurodollar Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
(j)    “Excluded Subsidiary Debt”. The definition of “Excluded Subsidiary Debt” is amended by deleting the reference to “Section 6.3(b)(ii)” therein and replacing it with “Section 6.3(c)”.
(k)    “FATCA”. The definition of “FATCA” is amended by adding the following to the end thereof before the period: “and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement that implements or modifies the provisions of the foregoing (together with any laws implementing such agreement)”.
(l)    “Federal Funds Effective Rate”. The definition of “Federal Funds Effective Rate” is amended by adding the following proviso to the end thereof before the period: “provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement”.
(m)    “Fee Letters”. The definition of “Fee Letters” is amended by deleting “June 4, 2013” and in lieu thereof inserting “October 30, 2014”.
(n)     “Financial Officer”. The definition of “Financial Officer” is amended by adding the following after the word “treasurer”: “, assistant treasurer”.

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(o)     “Joint Lead Arrangers”. The definition of “Joint Lead Arrangers” is amended in its entirety to read as follows: “Joint Lead Arrangers”: collectively, RBS Securities Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., DNB Markets, Inc., J.P. Morgan Securities LLC, Mizuho Corporate Bank, LTD., and PNC Capital Markets LLC.
(p)    “Principal Issuing Bank”. The definition of “Principal Issuing Bank” is amended in its entirety to read as follows: “Principal Issuing Bank”: each of Mizuho Corporate Bank, LTD. and PNC Bank, National Association.
(q)    “Reference Rate”. The definition of “Reference Rate” is amended in its entirety to read as follows: “Reference Rate”: for any day the ABR for such day.
3.    Deleted Defined Term. The definition of “Reference Lenders” is hereby deleted from Section 1.1 of the Credit Agreement.

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